UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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The Procter & Gamble Company

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September 24, 2020

In our 2020 Proxy Statement, we announced our plan to broaden our demographic data disclosures, providing greater detail on the gender and racial/ethnic diversity of our organization. We are pleased to share that this data is now available on our website at https://us.pg.com/diversity-and-inclusion/#representation-in-our-workforce (website not incorporated by reference herein).

The data provides information on our current global and U.S. workforce across levels. It includes not only our 2020 representation data but also comparisons to the composition of our organization in 2015. We believe this information further allows our shareholders and stakeholders to understand the progress we are making toward our equality and inclusion aspirations.1

We recognize that representation is a continued commitment, and it is one of many ways we make and measure our progress. Ultimately, we believe that our holistic approach to equality and inclusion, including our efforts to drive dialogue and understanding, unlock the potential of P&G people and our partners, and support meaningful change in communities around the world, creates true long-term shareholder value.

As a result, we continue to urge shareholders to vote AGAINST the shareholder proposal requesting an Annual Report on Diversity (Item 6). The proposal asks the Company to annually report an assessment of our diversity and inclusion efforts. We believe the detailed data that we have published provides much more valuable information than an additional report regarding how we assess our efforts, and our shareholders can be confident that P&G takes seriously both its commitment to equality and inclusion and its commitment to transparency.

P&G encourages shareholders to review its definitive Proxy Statement, filed with the U.S. Securities and Exchange Commission on August 28, 2020, and to promptly vote their proxies in advance of the October 13, 2020 Annual Meeting of Shareholders. Information regarding how to submit your proxy, or revoke your proxy or voting instructions, is provided on pages 2-5 of the Proxy Statement.

Certain statements in this material, including estimates, projections, statements relating to our plans, objectives, and expected results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, except to the extent required by law. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to our most recent 10-K/A, 10-K, 10-Q and 8-K reports.

1 P&G is also making available on the same website our most recently filed Federal Employer Information Report EEO-1, representing U.S. employees as of December 2018. The categories in the EEO-1 are prescribed by the federal government and do not represent how our workforce is organized or how we measure our progress. As a result, we believe the comprehensive information reported elsewhere on the website is a more useful and meaningful reflection of our Company’s diversity.